Exhibit 99.1

Bank of Hawai‘i Corporation First Quarter 2023 Financial Results

•
Average Deposits Up 0.4% Linked Quarter

•
Diluted Earnings Per Common Share $1.14

•
Net Income $46.8 Million

•
Board of Directors Declares Dividend of $0.70 Per Common Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 24, 2023) -- Bank of Hawai‘i Corporation (NYSE: BOH) today reported diluted earnings per common share of $1.14 for the first quarter of 2023, compared with diluted earnings per common share of $1.50 in the previous quarter and $1.32 in the same quarter of 2022. Net income for the first quarter of 2023 was $46.8 million, down 23.6% from the previous quarter and down 14.6% from the same quarter of 2022. The return on average common equity for the first quarter of 2023 was 15.79% compared with 21.28% in the previous quarter and 15.44% in the same quarter of 2022.

“Amidst a challenging macro environmental backdrop, Bank of Hawai‘i delivered solid operating performance in the first quarter of 2023," said Peter Ho, Chairman, President, and CEO. “Average deposits grew 0.4% in the first quarter and were essentially flat from a year ago. Spot deposit balances were down 0.6% from the prior quarter and down 1.1% from the prior year. Deposit costs, while rising, continue to show the benefits of our unique Hawai‘i deposit base which is diversified and long tenured. Loans grew 1.3% on a linked quarter basis with growth across both our consumer and commercial portfolios. Credit quality remains excellent. Non-performing assets were lower on both a linked quarter and year on year basis. Annualized net charge-offs were 0.08% during the quarter.”

Financial Highlights

Net interest income for the first quarter of 2023 was $136.0 million, a decrease of 3.4% from the previous quarter and an increase of 8.5% from the same quarter of 2022. The decrease in net interest income in the first quarter of 2023 compared to the prior quarter was due to two fewer days in the quarter, which reduced net interest income by approximately $1.6 million, as well as higher funding costs, partially offset by loan growth and higher earning asset yields. The increase in net interest income compared to the same period in 2022 was primarily due to loan growth and higher earning asset yields, partially offset by higher funding costs.

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Bank of Hawai‘i Corporation First Quarter 2023 Financial Results Page 2

Net interest margin was 2.47% in the first quarter of 2023, a decrease of 13 basis points from the previous quarter and an increase of 13 basis points from the same quarter of 2022. The decrease in net interest margin in the first quarter of 2023 compared to the prior quarter was due to higher funding costs, partially offset by higher earning asset yields. The increase in net interest margin from the same period in 2022 was primarily due to higher earning asset yields, partially offset by higher funding costs.

The average yield on loans and leases was 4.03% in the first quarter of 2023, up 22 basis points from the prior quarter and up 93 basis points from the same quarter of 2022. The average yield on total earning assets was 3.42% in the first quarter of 2023, up 25 basis points from the prior quarter and up 98 basis points from the same quarter of 2022. The average cost of interest-bearing deposits was 1.09% in the first quarter of 2023, up 40 basis points from the prior quarter and up 102 basis points from the same quarter of 2022. The average cost of total deposits, including noninterest-bearing deposits, was 0.75%, up 29 basis points from the prior quarter and up 70 basis points from the same quarter of 2022. The changes in yields and rates over the linked quarter and year over year period reflected the higher rate environment, including higher benchmark interest rates.

Noninterest income was $40.7 million in the first quarter of 2023, a decrease of 1.1% from the previous quarter and a decrease of 6.5% from the same period in 2022. Noninterest income in the first quarter of 2023 included a negative adjustment of $0.6 million related to a change in the Visa Class B conversion ratio. Adjusted for this item, noninterest income in the first quarter was $41.3 million, up 0.3% from the prior quarter and down 5.2% from the same period in 2022. The decrease in noninterest income compared to the same period in 2022 was due to lower customer swap transactions and lower mortgage banking income.

Noninterest expense was $111.9 million in the first quarter of 2023, an increase of 9.0% from the previous quarter and an increase of 7.7% from the same quarter of 2022. Noninterest expense in the first quarters 2022 and 2023 included seasonal payroll expenses of approximately $3.7 million and approximately $4.0 million, respectively. In addition, noninterest expense in the first quarter of 2023 included separation expenses of $3.1 million. Adjusted for these items, noninterest expense for the first quarter of 2023 was $104.9 million, an increase of 2.1% from the prior quarter and 4.7% from adjusted noninterest expense in same period in 2022. The linked quarter increase was primarily due to an industry-wide increase in FDIC insurance expense of $1.5 million. The increase from the same period in 2022, adjusting for nonrecurring items in both periods, was primarily due to higher salaries and benefits expense of $1.8 million, higher software license fees of $0.9 million and higher FDIC insurance expense of $1.7 million.

The effective tax rate for the first quarter of 2023 was 25.38% compared with 22.40% in the previous quarter and 22.15% during the same quarter of 2022. The increase in the effective tax rate on a linked quarter basis was due to a non-recurring benefit from the leveraged lease terminations received in the fourth quarter and an unfavorable discrete tax item in the first quarter. The year over year increase was primarily due to lower benefits from tax credit investments. The effective tax rate in the first quarter of 2022 also included benefits from leveraged leases that have since been terminated.

Asset Quality

The Company’s overall asset quality remained strong during the first quarter of 2023. Provision for credit losses for the first quarter of 2023 was $2.0 million compared with $0.2 million in the previous quarter and a net benefit of $5.5 million in the same quarter of 2022.

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Bank of Hawai‘i Corporation First Quarter 2023 Financial Results Page 3

Total non-performing assets were $12.1 million at March 31, 2023, down $0.5 million from December 31, 2022 and down $7.9 million from March 31, 2022. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.09% at the end of the quarter, flat from the end of the prior quarter and a decrease of 7 basis points from the same quarter of 2022.

Net loan and lease charge-offs during the first quarter of 2023 were $2.7 million or 0.08% annualized of total average loans and leases outstanding. Net loan and lease charge-offs for the first quarter of 2023 were comprised of charge-offs of $4.3 million partially offset by recoveries of $1.6 million. Compared to the prior quarter, net loan and lease charge-offs increased by $0.8 million or 3 basis points annualized on total average loans and leases outstanding. Compared to the same quarter of 2022, net loan and lease charge-offs increased by $1.2 million or 3 basis points annualized on total average loans and leases outstanding.

The allowance for credit losses on loans and leases was $143.6 million at March 31, 2023, a decrease of $0.9 million from December 31, 2022 and a decrease of $8.5 million from March 31, 2022. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.04% at the end of the quarter, down 2 basis points from the end of the prior quarter and down 17 basis points from the end of the same quarter of 2022.

Balance Sheet

Total assets were $23.9 billion at March 31, 2023, an increase of 1.4% from December 31, 2022 and an increase of 4.1% from March 31, 2022, primarily due to growth in our earning assets.

The investment securities portfolio was $8.1 billion at March 31, 2023, a decrease of 1.6% from December 31, 2022 and a decrease of 7.1% from March 31, 2022. These decreases were due to cashflows from the portfolio exceeding the pace of reinvestment. Period end unrealized losses on securities decreased by $120.7 million from the prior quarter end. The investment portfolio remains largely comprised of securities issued by U.S. government agencies and U.S. government-sponsored enterprises.

Total loans and leases were $13.8 billion at March 31, 2023, an increase of 1.3% from December 31, 2022 and an increase of 10.2% from March 31, 2022. Total commercial loans were $5.6 billion at March 31, 2023, an increase of 1.9% from the prior quarter and an increase of 10.9% from the same quarter of 2022, primarily due to an increase in our commercial mortgage portfolio. Total consumer loans were $8.3 billion as of March 31, 2023, an increase of 0.9% from the prior quarter and 9.7% from the same period in 2022, primarily driven by increases in our residential mortgage and home equity portfolios.

Total deposits were $20.5 billion at March 31, 2023, a decrease of 0.6% from December 31, 2022 and a decrease of 1.1% from March 31, 2022. Noninterest bearing deposits made up 31% of total deposit balances as of March 31, 2023, down from 33% as of December 31, 2022 and 36% as of March 31, 2022. Average deposits were $20.4 billion for the first quarter of 2023, up 0.4% from $20.3 billion in the prior quarter, and essentially unchanged from the first quarter of 2022. As of March 31, 2023 insured and collateralized deposits represent 58% of total deposit balances, up from 57% as of December 31, 2022 and 56% as of March 31, 2022.

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Bank of Hawai‘i Corporation First Quarter 2023 Financial Results Page 4

Capital and Dividends

The Company’s capital levels remain well within regulatory well-capitalized guidelines.

The Tier 1 Capital Ratio was 12.10% at March 31, 2023 compared with 12.15% at December 31, 2022 and 13.22% at March 31, 2022. The Tier 1 Leverage Ratio was 7.19% at March 31, 2023 compared with 7.37% at December 31, 2022 and 7.30% at March 31, 2022. The decline in the Tier 1 Capital Ratio was due to an increase in risk-weighted assets and the decline in the Tier 1 Leverage Ratio was due to an increase in average total assets, both as a result of loan growth over the period.

The Company repurchased 150.0 thousand shares of common stock at a total cost of $9.9 million under its share repurchase program in the first quarter of 2023. Total remaining buyback authority under the share repurchase program was $126.0 million at March 31, 2023.

The Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share on the Company’s outstanding common shares. The dividend will be payable on June 14, 2023 to shareholders of record at the close of business on May 31, 2023.

On April 4, 2023, the Board of Directors declared the quarterly dividend payment of $10.94 per share, equivalent to $0.2735 per depositary share, on its preferred stock. The depositary shares representing the Series A Preferred Stock are traded on the NYSE under the symbol “BOH.PRA.” The dividend will be payable on May 1, 2023 to shareholders of record of the preferred stock as of April 14, 2023.

Conference Call Information

The Company will review its first quarter financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time). The live call, including a slide presentation, will be accessible on the investor relations link of Bank of Hawai‘i Corporation's website, www.boh.com. The webcast can be accessed via the link below: https://register.vevent.com/register/BIf628c91a80f642cb96f2725eff121a04. A replay of the conference call will be available for one year beginning approximately 11:00 a.m. Hawaii Time on Monday, April 24, 2023. The replay will be accessible via the same link. In addition, the replay will be available on the Company's website, www.boh.com.

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Bank of Hawai‘i Corporation First Quarter 2023 Financial Results Page 5

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that could cause results to be materially different from expectations. Forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations are examples of certain of these forward-looking statements. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawai‘i Corporation's Annual Report on Form 10-K for the year ended December 31, 2022 which was filed with the U.S. Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Bank of Hawai‘i Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawaii and the West Pacific. The Company's principal subsidiary, Bank of Hawai‘i, was founded in 1897. For more information about Bank of Hawai‘i Corporation, see the Company’s web site, www.boh.com. Bank of Hawai‘i Corporation is a trade name of Bank of Hawaii Corporation

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Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2023	2022	2022
For the Period:
Operating Results
Net Interest Income	$135,955	$140,738	$125,263
Provision for Credit Losses	2,000	200	(5,500)
Total Noninterest Income	40,737	41,172	43,551
Total Noninterest Expense	111,919	102,703	103,874
Pre-Provision Net Revenue	64,773	79,207	64,940
Net Income	46,842	61,307	54,834
Net Income Available to Common Shareholders	44,873	59,338	52,865
Basic Earnings Per Common Share	1.14	1.51	1.33
Diluted Earnings Per Common Share	1.14	1.50	1.32
Dividends Declared Per Common Share	0.70	0.70	0.70

Performance Ratios
Return on Average Assets	0.80%	1.05%	0.97%
Return on Average Shareholders' Equity	14.25	18.91	14.18
Return on Average Common Equity	15.79	21.28	15.44
Efficiency Ratio [1]	63.34	56.46	61.53
Net Interest Margin [2]	2.47	2.60	2.34
Dividend Payout Ratio [3]	61.40	46.36	52.63
Average Shareholders' Equity to Average Assets	5.59	5.56	6.87

Average Balances
Average Loans and Leases	$13,717,483	$13,452,791	$12,290,402
Average Assets	23,865,478	23,147,398	22,847,488
Average Deposits	20,430,882	20,341,327	20,426,076
Average Shareholders' Equity	1,332,889	1,286,291	1,568,725

Per Share of Common Stock
Book Value	$29.62	$28.54	$31.50
Tangible Book Value	28.83	27.75	30.71
Market Value
Closing	52.08	77.56	83.92
High	81.73	82.87	92.38
Low	34.71	70.15	79.60

	March 31,	December 31,	March 31,
	2023	2022	2022
As of Period End:
Balance Sheet Totals
Loans and Leases	$13,824,522	$13,646,420	$12,544,492
Total Assets	23,931,977	23,606,877	23,000,317
Total Deposits	20,491,300	20,615,696	20,716,287
Other Debt	510,269	410,294	10,367
Total Shareholders' Equity	1,354,430	1,316,995	1,448,885

Asset Quality
Non-Performing Assets	$12,124	$12,647	$19,979
Allowance for Credit Losses - Loans and Leases	143,577	144,439	152,028
Allowance to Loans and Leases Outstanding [4]	1.04%	1.06%	1.21%

Capital Ratios [5]
Common Equity Tier 1 Capital Ratio	10.88%	10.92%	11.83%
Tier 1 Capital Ratio	12.10	12.15	13.22
Total Capital Ratio	13.13	13.17	14.41
Tier 1 Leverage Ratio	7.19	7.37	7.30
Total Shareholders' Equity to Total Assets	5.66	5.58	6.30
Tangible Common Equity to Tangible Assets [6]	4.78	4.69	5.39
Tangible Common Equity to Risk-Weighted Assets [6]	7.97	7.76	9.77

Non-Financial Data
Full-Time Equivalent Employees	2,025	2,076	2,084
Branches	51	51	54
ATMs	320	320	307

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per common share divided by basic earnings per common share.
[4] The numerator comprises the Allowance for Credit Losses - Loans and Leases.
[5] Regulatory capital ratios as of March 31, 2023 are preliminary.
[6] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures.
Tangible common equity is defined by the Company as common shareholders' equity minus goodwill.
See Table 2 "Reconciliation of Non-GAAP Financial Measures".

Bank of Hawai‘i Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures			Table 2
	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022

Total Shareholders' Equity	$1,354,430	$1,316,995	$1,448,885
Less: Preferred Stock	180,000	180,000	180,000
Goodwill	31,517	31,517	31,517
Tangible Common Equity	$1,142,913	$1,105,478	$1,237,368

Total Assets	23,931,977	23,606,877	23,000,317
Less: Goodwill	31,517	31,517	31,517
Tangible Assets	$23,900,460	$23,575,360	$22,968,800

Risk-Weighted Assets, determined in accordance
with prescribed regulatory requirements [1]	$14,341,397	$14,238,798	$12,663,646

Total Shareholders' Equity to Total Assets	5.66%	5.58%	6.30%
Tangible Common Equity to Tangible Assets (Non-GAAP)	4.78%	4.69%	5.39%

Tier 1 Capital Ratio [1]	12.10%	12.15%	13.22%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]	7.97%	7.76%	9.77%

[1] Regulatory capital ratios as of March 31, 2023 are preliminary.

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2023	2022	2022
Interest Income
Interest and Fees on Loans and Leases	$136,501	$128,683	$94,439
Income on Investment Securities
Available-for-Sale	23,893	18,476	17,100
Held-to-Maturity	23,948	23,708	18,701
Deposits	27	13	4
Funds Sold	3,366	1,093	127
Other	597	340	202
Total Interest Income	188,332	172,313	130,573
Interest Expense
Deposits	37,794	23,494	2,353
Securities Sold Under Agreements to Repurchase	5,377	4,289	2,772
Funds Purchased	704	318	2
Short-Term Borrowings	3,203	1,978	-
Other Debt	5,299	1,496	183
Total Interest Expense	52,377	31,575	5,310
Net Interest Income	135,955	140,738	125,263
Provision for Credit Losses	2,000	200	(5,500)
Net Interest Income After Provision for Credit Losses	133,955	140,538	130,763
Noninterest Income
Trust and Asset Management	10,690	10,652	11,276
Mortgage Banking	1,004	991	2,740
Service Charges on Deposit Accounts	7,737	7,513	7,272
Fees, Exchange, and Other Service Charges	13,808	13,906	12,952
Investment Securities Losses, Net	(1,792)	(1,124)	(1,545)
Annuity and Insurance	1,271	1,087	791
Bank-Owned Life Insurance	2,842	2,475	2,349
Other	5,177	5,672	7,716
Total Noninterest Income	40,737	41,172	43,551
Noninterest Expense
Salaries and Benefits	65,088	57,639	59,924
Net Occupancy	9,872	9,499	9,826
Net Equipment	10,375	9,942	9,153
Data Processing	4,583	4,579	4,560
Professional Fees	3,883	3,958	3,258
FDIC Insurance	3,234	1,774	1,502
Other	14,884	15,312	15,651
Total Noninterest Expense	111,919	102,703	103,874
Income Before Provision for Income Taxes	62,773	79,007	70,440
Provision for Income Taxes	15,931	17,700	15,606
Net Income	$46,842	$61,307	$54,834
Preferred Stock Dividends	1,969	1,969	1,969
Net Income Available to Common Shareholders	$44,873	$59,338	$52,865
Basic Earnings Per Common Share	$1.14	$1.51	$1.33
Diluted Earnings Per Common Share	$1.14	$1.50	$1.32
Dividends Declared Per Common Share	$0.70	$0.70	$0.70
Basic Weighted Average Common Shares	39,276,833	39,395,338	39,752,679
Diluted Weighted Average Common Shares	39,465,889	39,618,896	39,956,391

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022
Net Income	$46,842	$61,307	$54,834
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	29,276	5,677	(180,124)
Defined Benefit Plans	84	7,359	353
Other Comprehensive Income (Loss)	29,360	13,036	(179,771)
Comprehensive Income (Loss)	$76,202	$74,343	$(124,937)

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022
Assets
Interest-Bearing Deposits in Other Banks	$2,554	$3,724	$2,488
Funds Sold	272,018	81,364	356,373
Investment Securities
Available-for-Sale	2,815,083	2,844,823	4,258,534
Held-to-Maturity (Fair Value of $4,601,876; $4,615,393; and $4,171,262)	5,312,815	5,414,139	4,489,615
Loans Held for Sale	2,149	1,035	5,293
Loans and Leases	13,824,522	13,646,420	12,544,492
Allowance for Credit Losses	(143,577)	(144,439)	(152,028)
Net Loans and Leases	13,680,945	13,501,981	12,392,464
Total Earning Assets	22,085,564	21,847,066	21,504,767
Cash and Due from Banks	337,413	316,679	236,193
Premises and Equipment, Net	203,131	206,777	199,743
Operating Lease Right-of-Use Assets	91,387	92,307	93,563
Accrued Interest Receivable	63,175	61,002	45,392
Foreclosed Real Estate	1,040	1,040	2,332
Mortgage Servicing Rights	22,102	22,619	23,968
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	455,602	453,882	446,926
Other Assets	641,046	573,988	415,916
Total Assets	$23,931,977	$23,606,877	$23,000,317

Liabilities
Deposits
Noninterest-Bearing Demand	$6,385,872	$6,714,982	$7,500,741
Interest-Bearing Demand	4,283,801	4,232,567	4,591,178
Savings	7,898,874	7,962,410	7,701,849
Time	1,922,753	1,705,737	922,519
Total Deposits	20,491,300	20,615,696	20,716,287
Short-Term Borrowings	325,000	-	-
Securities Sold Under Agreements to Repurchase	725,490	725,490	450,490
Other Debt	510,269	410,294	10,367
Operating Lease Liabilities	99,746	100,526	101,274
Retirement Benefits Payable	26,768	26,991	38,008
Accrued Interest Payable	13,061	9,698	2,545
Taxes Payable	11,039	7,104	17,265
Other Liabilities	374,874	394,083	215,196
Total Liabilities	22,577,547	22,289,882	21,551,432
Shareholders' Equity
Preferred Stock ($.01 par value; authorized 180,000 shares;
issued / outstanding: March 31, 2023; December 31, 2022; and March 31, 2022 - 180,000)	180,000	180,000	180,000
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2023 - 58,722,929 / 39,646,506;
December 31, 2022 - 58,733,625 / 39,835,750; and March 31, 2022 - 58,717,811 / 40,288,365)	583	582	582
Capital Surplus	624,126	620,578	607,061
Accumulated Other Comprehensive Loss	(405,298)	(434,658)	(246,153)
Retained Earnings	2,074,428	2,055,912	1,974,790
Treasury Stock, at Cost (Shares: March 31, 2023 - 19,076,423; December 31, 2022 - 18,897,875;
and March 31, 2022 - 18,429,446)	(1,119,409)	(1,105,419)	(1,067,395)
Total Shareholders' Equity	1,354,430	1,316,995	1,448,885
Total Liabilities and Shareholders' Equity	$23,931,977	$23,606,877	$23,000,317

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity									Table 6
						Accumulated
						Other
	Preferred		Common			Comprehensive
	Shares	Preferred	Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2022	180,000	$180,000	39,835,750	$582	$620,578	$(434,658)	$2,055,912	$(1,105,419)	$1,316,995
Net Income	-	-	-	-	-	-	46,842	-	46,842
Other Comprehensive Income	-	-	-	-	-	29,360	-	-	29,360
Share-Based Compensation	-	-	-	-	3,371	-	-	-	3,371
Common Stock Issued under Purchase and
Equity Compensation Plans	-	-	13,164	1	177	-	1,587	(197)	1,568
Common Stock Repurchased	-	-	(202,408)	-	-	-	-	(13,793)	(13,793)
Cash Dividends Declared Common Stock ($0.70 per share)	-	-	-	-	-	-	(27,944)	-	(27,944)
Cash Dividends Declared Preferred Stock	-	-	-	-	-	-	(1,969)	-	(1,969)
Balance as of March 31, 2023	180,000	$180,000	39,646,506	$583	$624,126	$(405,298)	$2,074,428	$(1,119,409)	$1,354,430

Balance as of December 31, 2021	180,000	180,000	40,253,193	581	602,508	(66,382)	1,950,375	(1,055,471)	1,611,611
Net Income	-	-	-	-	-	-	54,834	-	54,834
Other Comprehensive Loss	-	-	-	-	-	(179,771)	-	-	(179,771)
Share-Based Compensation	-	-	-	-	4,010	-	-	-	4,010
Common Stock Issued under Purchase and
Equity Compensation Plans	-	-	197,783	1	543	-	(185)	2,036	2,395
Common Stock Repurchased	-	-	(162,611)	-	-	-	-	(13,960)	(13,960)
Cash Dividends Declared Common Stock ($0.70 per share)	-	-	-	-	-	-	(28,265)	-	(28,265)
Cash Dividends Declared Preferred Stock	-	-	-	-	-	-	(1,969)	-	(1,969)
Balance as of March 31, 2022	180,000	$180,000	40,288,365	$582	$607,061	$(246,153)	$1,974,790	$(1,067,395)	$1,448,885

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]								Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$1.7	$-	6.25%	$2.2	$-	2.32%	$3.4	$-	0.45%
Funds Sold	295.9	3.4	4.55	118.1	1.2	3.62	238.5	0.1	0.21
Investment Securities
Available-for-Sale
Taxable	2,820.3	23.8	3.40	2,593.5	18.4	2.83	4,399.9	17.1	1.56
Non-Taxable	9.6	0.1	4.38	7.5	0.1	4.14	3.0	-	1.93
Held-to-Maturity
Taxable	5,336.2	23.8	1.78	5,401.9	23.5	1.74	4,567.4	18.6	1.63
Non-Taxable	35.3	0.2	2.10	35.4	0.2	2.10	35.8	0.2	2.10
Total Investment Securities	8,201.4	47.9	2.34	8,038.3	42.2	2.10	9,006.1	35.9	1.59
Loans Held for Sale	1.5	-	5.30	3.3	-	5.65	13.7	0.1	2.78
Loans and Leases [3]
Commercial and Industrial	1,411.4	16.2	4.67	1,379.9	14.8	4.25	1,332.9	9.0	2.73
Paycheck Protection Program	16.9	0.1	2.35	21.3	0.1	2.30	89.0	1.8	8.33
Commercial Mortgage	3,736.9	45.1	4.90	3,627.4	40.6	4.44	3,158.8	21.7	2.80
Construction	280.4	3.9	5.65	246.9	3.3	5.29	227.6	2.1	3.68
Commercial Lease Financing	66.9	-	(0.14)	72.0	0.3	1.49	98.8	0.4	1.45
Residential Mortgage	4,666.0	39.9	3.42	4,617.9	38.9	3.37	4,343.3	34.9	3.21
Home Equity	2,239.4	18.2	3.30	2,207.7	17.9	3.23	1,898.9	13.3	2.83
Automobile	871.8	7.3	3.37	851.1	7.0	3.29	737.4	5.9	3.23
Other [4]	427.8	6.2	5.83	428.6	6.1	5.64	403.7	5.5	5.47
Total Loans and Leases	13,717.5	136.9	4.03	13,452.8	129.0	3.81	12,290.4	94.6	3.10
Other	67.2	0.6	3.56	50.1	0.4	2.72	36.7	0.2	2.21
Total Earning Assets	22,285.2	188.8	3.42	21,664.8	172.8	3.17	21,588.8	130.9	2.44
Cash and Due from Banks	319.1			244.3			233.3
Other Assets	1,261.2			1,238.3			1,025.4
Total Assets	$23,865.5			$23,147.4			$22,847.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$4,215.9	5.2	0.50	$4,131.4	3.5	0.33	$4,655.4	0.5	0.04
Savings	8,009.0	20.6	1.05	7,869.9	13.4	0.68	7,540.6	1.1	0.06
Time	1,789.9	12.0	2.71	1,467.7	6.6	1.78	971.5	0.8	0.34
Total Interest-Bearing Deposits	14,014.8	37.8	1.09	13,469.0	23.5	0.69	13,167.5	2.4	0.07
Short-Term Borrowings	325.4	3.9	4.80	234.9	2.3	3.82	6.8	-	0.11
Securities Sold Under Agreements to Repurchase	725.5	5.4	2.96	594.5	4.3	2.82	450.5	2.8	2.46
Other Debt	499.6	5.3	4.30	137.5	1.5	4.32	10.4	0.2	7.05
Total Interest-Bearing Liabilities	15,565.3	52.4	1.36	14,435.9	31.6	0.87	13,635.2	5.4	0.16
Net Interest Income		$136.4			$141.2			$125.5
Interest Rate Spread			2.06%			2.30%			2.28%
Net Interest Margin			2.47%			2.60%			2.34%
Noninterest-Bearing Demand Deposits	6,416.1			6,872.3			7,258.6
Other Liabilities	551.2			552.9			385.0
Shareholders' Equity	1,332.9			1,286.3			1,568.7
Total Liabilities and Shareholders' Equity	$23,865.5			$23,147.4			$22,847.5

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $495,000, $433,000, and $254,000 for the three months ended March 31, 2023, December 31, 2022, and March 31, 2022, respectively.
[3] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[4] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2023
	Compared to December 31, 2022
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$1.9	$0.3	$2.2
Investment Securities
Available-for-Sale
Taxable	1.6	3.8	5.4
Held-to-Maturity
Taxable	(0.2)	0.5	0.3
Total Investment Securities	1.4	4.3	5.7
Loans and Leases
Commercial and Industrial	0.3	1.1	1.4
Commercial Mortgage	1.0	3.5	4.5
Construction	0.4	0.2	0.6
Commercial Lease Financing	-	(0.3)	(0.3)
Residential Mortgage	0.4	0.6	1.0
Home Equity	0.1	0.2	0.3
Automobile	0.1	0.2	0.3
Other [2]	-	0.1	0.1
Total Loans and Leases	2.3	5.6	7.9
Other	0.1	0.1	0.2
Total Change in Interest Income	5.7	10.3	16.0

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	1.6	1.7
Savings	0.2	7.0	7.2
Time	1.6	3.8	5.4
Total Interest-Bearing Deposits	1.9	12.4	14.3
Short-Term Borrowings	1.0	0.6	1.6
Securities Sold Under Agreements to Repurchase	0.9	0.2	1.1
Other Debt	3.8	-	3.8
Total Change in Interest Expense	7.6	13.2	20.8

Change in Net Interest Income	$(1.9)	$(2.9)	$(4.8)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2023
	Compared to March 31, 2022
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$-	$3.3	$3.3
Investment Securities
Available-for-Sale
Taxable	(7.8)	14.5	6.7
Non-Taxable	0.1	-	0.1
Held-to-Maturity
Taxable	3.3	1.9	5.2
Total Investment Securities	(4.4)	16.4	12.0
Loans Held for Sale	(0.1)	-	(0.1)
Loans and Leases
Commercial and Industrial	0.6	6.6	7.2
Paycheck Protection Program	(0.9)	(0.8)	(1.7)
Commercial Mortgage	4.6	18.8	23.4
Construction	0.6	1.2	1.8
Commercial Lease Financing	(0.2)	(0.2)	(0.4)
Residential Mortgage	2.7	2.3	5.0
Home Equity	2.5	2.4	4.9
Automobile	1.1	0.3	1.4
Other [2]	0.3	0.4	0.7
Total Loans and Leases	11.3	31.0	42.3
Other	0.2	0.2	0.4
Total Change in Interest Income	7.0	50.9	57.9

Change in Interest Expense:
Interest-Bearing Deposits
Demand	-	4.7	4.7
Savings	-	19.5	19.5
Time	1.2	10.0	11.2
Total Interest-Bearing Deposits	1.2	34.2	35.4
Short-Term Borrowings	2.0	1.9	3.9
Securities Sold Under Agreements to Repurchase	2.0	0.6	2.6
Other Debt	5.2	(0.1)	5.1
Total Change in Interest Expense	10.4	36.6	47.0

Change in Net Interest Income	$(3.4)	$14.3	$10.9

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022
Salaries	$38,617	$37,395	$34,932
Incentive Compensation	3,997	5,356	6,111
Share-Based Compensation	3,159	3,901	3,799
Commission Expense	647	830	1,641
Retirement and Other Benefits	5,888	4,065	4,693
Payroll Taxes	5,848	2,591	4,944
Medical, Dental, and Life Insurance	3,864	3,528	3,234
Separation Expense	3,068	(27)	570
Total Salaries and Benefits	$65,088	$57,639	$59,924

Bank of Hawai‘i Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2023	2022	2022	2022	2022
Commercial
Commercial and Industrial	$1,425,916	$1,389,066	$1,368,966	$1,323,830	$1,354,757
Paycheck Protection Program	15,175	19,579	22,955	31,964	57,809
Commercial Mortgage	3,826,283	3,725,542	3,591,943	3,464,126	3,257,689
Construction	232,903	260,825	236,498	246,177	248,363
Lease Financing	65,611	69,491	73,989	89,535	98,107
Total Commercial	5,565,888	5,464,503	5,294,351	5,155,632	5,016,725
Consumer
Residential Mortgage	4,691,298	4,653,072	4,585,723	4,486,571	4,405,718
Home Equity	2,260,001	2,225,950	2,185,484	2,101,612	1,958,285
Automobile	877,979	870,396	820,640	775,065	742,934
Other [1]	429,356	432,499	435,408	432,693	420,830
Total Consumer	8,258,634	8,181,917	8,027,255	7,795,941	7,527,767
Total Loans and Leases	$13,824,522	$13,646,420	$13,321,606	$12,951,573	$12,544,492

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2023	2022	2022	2022	2022
Consumer	$10,158,833	$10,304,335	$10,507,946	$10,554,121	$10,654,192
Commercial	8,594,441	8,569,670	8,841,781	8,824,609	8,818,477
Public and Other	1,738,026	1,741,691	1,539,046	1,646,951	1,243,618
Total Deposits	$20,491,300	$20,615,696	$20,888,773	$21,025,681	$20,716,287

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2023	2022	2022	2022	2022
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$31	$37	$49	$85	$99
Commercial Mortgage	3,216	3,309	3,396	3,462	8,065
Total Commercial	3,247	3,346	3,445	3,547	8,164
Consumer
Residential Mortgage	4,199	4,239	4,945	5,179	3,845
Home Equity	3,638	4,022	4,438	4,435	5,638
Total Consumer	7,837	8,261	9,383	9,614	9,483
Total Non-Accrual Loans and Leases	11,084	11,607	12,828	13,161	17,647
Foreclosed Real Estate	1,040	1,040	1,040	2,332	2,332
Total Non-Performing Assets	$12,124	$12,647	$13,868	$15,493	$19,979

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$-	$-	$-	$-	$22
Total Commercial	-	-	-	-	22
Consumer
Residential Mortgage	4,566	2,429	3,279	2,638	4,113
Home Equity	1,723	1,673	1,061	2,029	2,722
Automobile	598	589	467	359	504
Other [1]	632	683	513	508	649
Total Consumer	7,519	5,374	5,320	5,534	7,988
Total Accruing Loans and Leases Past Due 90 Days or More	$7,519	$5,374	$5,320	$5,534	$8,010
Total Loans and Leases	$13,824,522	$13,646,420	$13,321,606	$12,951,573	$12,544,492

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.08%	0.09%	0.10%	0.10%	0.14%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.09%	0.09%	0.10%	0.12%	0.16%

Ratio of Non-Performing Assets to Total Assets	0.05%	0.05%	0.06%	0.06%	0.07%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.06%	0.06%	0.07%	0.07%	0.16%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.11%	0.11%	0.13%	0.15%	0.16%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.14%	0.13%	0.14%	0.16%	0.22%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$12,647	$13,868	$15,493	$19,979	$18,966
Additions	552	704	489	2,293	2,243
Reductions
Payments	(778)	(1,605)	(706)	(5,511)	(1,230)
Return to Accrual Status	(297)	(301)	(116)	(1,267)	-
Sales of Foreclosed Real Estate	-	-	(1,292)	-	-
Charge-offs / Write-downs	-	(19)	-	(1)	-
Total Reductions	(1,075)	(1,925)	(2,114)	(6,779)	(1,230)
Balance at End of Quarter	$12,124	$12,647	$13,868	$15,493	$19,979

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022
Balance at Beginning of Period	$151,247	$152,927	$164,297

Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(261)	(196)	(349)
Consumer
Home Equity	(50)	(10)	(68)
Automobile	(1,663)	(1,171)	(1,530)
Other [1]	(2,335)	(1,846)	(1,961)
Total Loans and Leases Charged-Off	(4,309)	(3,223)	(3,908)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	50	87	369
Consumer
Residential Mortgage	61	63	54
Home Equity	184	202	515
Automobile	672	412	739
Other [1]	674	604	745
Total Recoveries on Loans and Leases Previously Charged-Off	1,641	1,368	2,422
Net Charged-Off - Loans and Leases	(2,668)	(1,855)	(1,486)
Net Charged-Off - Accrued Interest Receivable	-	(25)	(47)
Provision for Credit Losses:
Loans and Leases	1,806	(142)	(4,307)
Accrued Interest Receivable	-	25	(367)
Unfunded Commitments	194	317	(826)
Total Provision for Credit Losses	2,000	200	(5,500)
Balance at End of Period	$150,579	$151,247	$157,264

Components
Allowance for Credit Losses - Loans and Leases	$143,577	$144,439	$152,028
Reserve for Unfunded Commitments	7,002	6,808	5,236
Total Reserve for Credit Losses	$150,579	$151,247	$157,264

Average Loans and Leases Outstanding	$13,717,483	$13,452,791	$12,290,402

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.08%	0.05%	0.05%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding [2]	1.04%	1.06%	1.21%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] The numerator comprises the Allowance for Credit Losses - Loans and Leases.

Bank of Hawai‘i Corporation and Subsidiaries
Business Segments Selected Financial Information				Table 13
	Consumer	Commercial	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	and Other	Total
Three Months Ended March 31, 2023
Net Interest Income (Loss)	$98,008	$56,705	$(18,758)	$135,955
Provision for Credit Losses	2,669	(1)	(668)	2,000
Net Interest Income (Loss) After Provision for Credit Losses	95,339	56,706	(18,090)	133,955
Noninterest Income	31,154	8,649	934	40,737
Noninterest Expense	(85,073)	(20,289)	(6,557)	(111,919)
Income (Loss) Before Income Taxes	41,420	45,066	(23,713)	62,773
Provision for Income Taxes	(10,623)	(10,793)	5,485	(15,931)
Net Income (Loss)	$30,797	$34,273	$(18,228)	$46,842
Total Assets as of March 31, 2023	$8,654,243	$5,625,254	$9,652,480	$23,931,977

Three Months Ended March 31, 2022 [1]
Net Interest Income	$70,361	$46,349	$8,553	$125,263
Provision for Credit Losses	1,683	(197)	(6,986)	(5,500)
Net Interest Income After Provision for Credit Losses	68,678	46,546	15,539	130,763
Noninterest Income	31,969	10,198	1,384	43,551
Noninterest Expense	(81,810)	(18,669)	(3,395)	(103,874)
Income Before Income Taxes	18,837	38,075	13,528	70,440
Provision for Income Taxes	(4,714)	(9,197)	(1,695)	(15,606)
Net Income	$14,123	$28,878	$11,833	$54,834
Total Assets as of March 31, 2022 [1]	$7,927,186	$5,174,115	$9,899,016	$23,000,317

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawai‘i Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2023	2022	2022	2022	2022
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$136,501	$128,683	$115,013	$101,663	$94,439
Income on Investment Securities
Available-for-Sale	23,893	18,476	16,995	17,984	17,100
Held-to-Maturity	23,948	23,708	20,243	18,838	18,701
Deposits	27	13	10	5	4
Funds Sold	3,366	1,093	2,335	719	127
Other	597	340	322	353	202
Total Interest Income	188,332	172,313	154,918	139,562	130,573
Interest Expense
Deposits	37,794	23,494	10,296	3,535	2,353
Securities Sold Under Agreements to Repurchase	5,377	4,289	2,745	2,794	2,772
Funds Purchased	704	318	40	57	2
Short-Term Borrowings	3,203	1,978	-	92	-
Other Debt	5,299	1,496	182	182	183
Total Interest Expense	52,377	31,575	13,263	6,660	5,310
Net Interest Income	135,955	140,738	141,655	132,902	125,263
Provision for Credit Losses	2,000	200	-	(2,500)	(5,500)
Net Interest Income After Provision for Credit Losses	133,955	140,538	141,655	135,402	130,763
Noninterest Income
Trust and Asset Management	10,690	10,652	10,418	11,457	11,276
Mortgage Banking	1,004	991	1,002	1,247	2,740
Service Charges on Deposit Accounts	7,737	7,513	7,526	7,309	7,272
Fees, Exchange, and Other Service Charges	13,808	13,906	13,863	14,193	12,952
Investment Securities Losses, Net	(1,792)	(1,124)	(2,147)	(1,295)	(1,545)
Annuity and Insurance	1,271	1,087	1,034	870	791
Bank-Owned Life Insurance	2,842	2,475	2,486	2,658	2,349
Other	5,177	5,672	(3,522)	5,719	7,716
Total Noninterest Income	40,737	41,172	30,660	42,158	43,551
Noninterest Expense
Salaries and Benefits	65,088	57,639	59,938	57,769	59,924
Net Occupancy	9,872	9,499	10,186	9,930	9,826
Net Equipment	10,375	9,942	9,736	9,543	9,153
Data Processing	4,583	4,579	4,616	4,607	4,560
Professional Fees	3,883	3,958	3,799	3,542	3,258
FDIC Insurance	3,234	1,774	1,680	1,590	1,502
Other	14,884	15,312	15,794	15,958	15,651
Total Noninterest Expense	111,919	102,703	105,749	102,939	103,874
Income Before Provision for Income Taxes	62,773	79,007	66,566	74,621	70,440
Provision for Income Taxes	15,931	17,700	13,765	17,759	15,606
Net Income	$46,842	$61,307	$52,801	$56,862	$54,834
Preferred Stock Dividends	1,969	1,969	1,969	1,969	1,969
Net Income Available to Common Shareholders	$44,873	$59,338	$50,832	$54,893	$52,865

Basic Earnings Per Common Share	$1.14	$1.51	$1.28	$1.38	$1.33
Diluted Earnings Per Common Share	$1.14	$1.50	$1.28	$1.38	$1.32

Balance Sheet Totals
Loans and Leases	$13,824,522	$13,646,420	$13,321,606	$12,951,573	$12,544,492
Total Assets	23,931,977	23,606,877	23,134,040	23,232,699	23,000,317
Total Deposits	20,491,300	20,615,696	20,888,773	21,025,681	20,716,287
Total Shareholders' Equity	1,354,430	1,316,995	1,282,384	1,348,746	1,448,885

Performance Ratios
Return on Average Assets	0.80%	1.05%	0.91%	1.00%	0.97%
Return on Average Shareholders' Equity	14.25	18.91	15.31	16.40	14.18
Return on Average Common Equity	15.79	21.28	16.98	18.19	15.44
Efficiency Ratio [1]	63.34	56.46	61.37	58.80	61.53
Net Interest Margin [2]	2.47	2.60	2.60	2.47	2.34

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawai‘i Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	One Month Ended		Year Ended
(dollars in millions; jobs in thousands)	February 28, 2023		December 31, 2022		December 31, 2021
Hawaii Economic Trends
State General Fund Revenues [1]	$1,544.9	(0.2)%	$9,441.3	16.0%	$8,137.9	26.9%
General Excise and Use Tax Revenue [1]	797.0	12.8	4,263.4	18.3	3,604.3	18.6
Jobs [2]	654.2		654.5		642.6

				February 28,	December 31,
				2023	2022	2021
Unemployment, seasonally adjusted [3]
Statewide				3.6%	3.7%	3.2%
Honolulu County				3.7	3.3	3.7
Hawaii County				3.8	4.7	1.8
Maui County				3.2	4.5	2.4
Kauai County				3.2	4.7	2.7

			March 31,	December 31,
(1-year percentage change, except months of inventory)			2023	2022	2021	2020
Housing Trends (Single Family Oahu) [4]
Median Home Price			(6.8)%	11.6%	19.3%	5.2%
Home Sales Volume (units)			(37.0)%	(23.2)%	17.9%	2.3%
Months of Inventory			2.1	2.1	0.8	1.4

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
February 28, 2023				733.6		17.6%
January 31, 2023				775.1		36.7
December 31, 2022				858.1		14.0
November 30, 2022				725.5		18.2
October 31, 2022				726.1		31.8
September 30, 2022				691.8		37.1
August 31, 2022				829.7		14.8
July 31, 2022				919.2		4.5
June 30, 2022				841.8		6.4
May 31, 2022				774.1		22.9
April 30, 2022				809.6		67.3
March 31, 2022				785.7		78.7
February 28, 2022				623.7		165.1
January 31, 2022				567.2		229.8
December 31,2021				752.8		219.3
November 30, 2021				614.0		234.1
October 31, 2021				550.8		618.2
September 30, 2021				504.6		2,641.0
August 31, 2021				723.0		2,995.6
July 31, 2021				879.6		3,798.4
June 30, 2021				791.1		4,534.7
May 31, 2021				629.7		6,807.4
April 30, 2021				484.1		10,506.3
March 31, 2021				439.8		1.1
February 28, 2021				235.3		(71.6)

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U.S. Bureau of Labor Statistics
[3] Source: University of Hawaii Economic Research Organization (UHERO)
[4] Source: Honolulu Board of Realtors
[5] Source: Hawaii Tourism Authority